Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                               APPLERA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           Delware                                              06-1534213
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                                 761 MAIN AVENUE
                         NORWALK, CONNECTICUT 06859-0001
          (Address of Principal Executive Offices, including Zip Code)

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                  APPLERA CORPORATION/APPLIED BIOSYSTEMS GROUP
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

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                                WILLIAM B. SAWCH
                    Senior Vice President and General Counsel
                               APPLERA CORPORATION
                                 761 Main Avenue
                         Norwalk, Connecticut 06859-0001
                                 (203) 762-1000
           (Name, Address, and Telephone Number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE
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                                                               Proposed
                                                                Maximum           Proposed Maximum
                                           Amount to be    Offering Price Per    Aggregate Offering     Amount of
 Title of Securities to be Registered      Registered(1)        Share (2)             Price (2)       Registration Fee
----------------------------------------------------------------------------------------------------------------------

    Applera Corporation - Applied           10,000,000          $83.6875             $836,875,000         $220,968
  Biosystems Group Common Stock, par
       value $.01 per share (3)
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1.    Together with an indeterminite number of additional shares that may be issued to adjust the number of shares reserved for issuance pursuant to the Applera Corporation/Applied Biosystems Group 1999 Stock Incentive Plan
      as the result of any future stock split, stock dividend, or similar adjustment to the Applera Corporation - Applied Biosystems Group Common
      Stock (the "Common Stock").
2.    Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based upon the reported average of the high and low prices for the Common Stock on the New York
      Stock Exchange on December 5, 2000. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.
3.    This Registration Statement also pertains to rights to purchase Series A
      Participating Junior Preferred Stock, par value $.01 per share, of the
      Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Common Stock, and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

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         The contents of the Registration Statement on Form S-8 filed by Applera
Corporation (formerly PE Corporation) (the "Company") (File No.: 333-82679) on July 12, 1999 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is hereby incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         Legal matters in connection with the shares of Common Stock subject to issuance pursuant to the Applera Corporation/Applied Biosystems Group 1999 Stock Incentive Plan have been passed upon by Thomas P. Livingston, Esq., Secretary of the Company. Mr. Livingston owns Common Stock of the Company and options to purchase Common Stock of the Company with an aggregate value in excess of $50,000.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:
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
         Exhibit 5      -  Opinion of Thomas P. Livingston, Esq. (including consent).

         Exhibit 23.1   -  Consent of PricewaterhouseCoopers LLP.

         Exhibit 23.2   -  Consent of Thomas P. Livingston (included in Exhibit 5).

         Exhibit 24     -  Power of Attorney (contained on the signature pages hereof).

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 11, 2000.

                                                  APPLERA CORPORATION


                                                  By:  /s/ William B. Sawch
                                                     ---------------------------
                                                       William B. Sawch
                                                       Senior Vice President and
                                                       General Counsel


                                POWER OF ATTORNEY


         We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
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
      /s/ Tony L. White                     Chairman of the Board,              December 11, 2000
-------------------------------             President and
Tony L. White                               Chief Executive Officer
                                            (Principal Executive Officer)




      /s/ Dennis L. Winger                  Senior Vice President and           December 11, 2000
-------------------------------             Chief Financial Officer
Dennis L. Winger                            (Principal Financial Officer)

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      /s/ Vikram Jog                        Controller                          December 11, 2000
------------------------------              (Principal Accounting Officer)
Vikram Jog


      /s/ Richard H. Ayers                  Director                            December 11, 2000
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Richard H. Ayers


      /s/ Jean-Luc Belingard                Director                            December 11, 2000
------------------------------
Jean-Luc Belingard


      /s/ Robert H. Hayes                   Director                            December 11, 2000
------------------------------
Robert H. Hayes


      /s/ Arnold J. Levine                  Director                            December 11, 2000
------------------------------
Arnold J. Levine


      /s/ Theodore E. Martin                Director                            December 11, 2000
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Theodore E. Martin


      /s/ Georges C. St. Laurent, Jr.       Director                            December 11, 2000
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Georges C. St. Laurent, Jr.


      /s/ Carolyn W. Slayman                Director                            December 11, 2000
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Carolyn W. Slayman


      /s/ Orin R. Smith                     Director                            December 11, 2000
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Orin R. Smith


      /s/ James R. Tobin                    Director                            December 11, 2000
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James R. Tobin
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                                  EXHIBIT INDEX


Exhibit No.                                 Exhibit

      5                       Opinion of Thomas P. Livingston, Esq.

     23.1                     Consent of PricewaterhouseCoopers LLP